UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices, including zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Retirement.

W. Roger Haughton, Chairman of the Board, advised The PMI Group, Inc. (the “Company” or “PMI”) on February 22, 2007 that he will not stand for re-election as a director at the 2007 Annual Meeting of Shareholders.

(e) Amendment of Compensatory Plan; Compensatory Arrangements.

The Compensation Committee (the “Committee”) of the Board of Directors of PMI oversees and reviews PMI’s executive compensation policies and programs and approves the form and amount of compensation to be paid to PMI’s executive officers.

Amendment of The PMI Group, Inc. Amended and Restated Equity Incentive Plan

Effective February 21, 2007, the Committee adopted an amendment (the “Amendment”) to The PMI Group, Inc. Amended and Restated Equity Incentive Plan (the “EIP”). The Amendment changed the method by which “fair market value” is defined and determined under the EIP for purposes, among other things, of setting the exercise price of stock options from the average of the high and low market prices per share of the common stock of PMI on a given date to the closing market price per share on a given date. The Amendment is filed as an exhibit herewith.

Annual Compensation – Base salaries and incentive compensation

On February 22, 2007, the Committee approved the following annual 2007 base salaries and 2006 bonus incentive awards for PMI’s Named Executive Officers (which officers were determined by reference to PMI’s Proxy Statement, dated April 12, 2006):

Named Executive Officer	Base Salary	2006 Bonus Incentive Award
L. Stephen Smith Chief Executive Officer, President & Chief Operating Officer	$800,000	$968,419
W. Roger Haughton Former Chief Executive Officer (bonus was pro-rated to his retirement June 1, 2006)	N/A	$529,479
Bradley M. Shuster President, International & Strategic Investments	$475,000	$485,550
Donald P. Lofe, Jr. Executive Vice President & Chief Financial Officer	$425,000	$380,250
Victor J. Bacigalupi Executive Vice President, General Counsel, Chief Administrative Officer & Secretary	$425,000	$375,375

The 2006 bonus incentive awards listed above were granted by the Committee pursuant to The PMI Group, Inc. Bonus Incentive Plan (the “Plan”), which was approved by the shareholders in 2004. The Plan requires the Committee to annually establish (i) a maximum award for each Named Executive Officer, representing the maximum bonus amount that could be paid to that executive for that performance year, and (ii) the maximum size of the performance pool under the Plan. In no event may bonuses be paid if the Company achieves no net income for the year, and no participant in the Plan be allocated more than 30% of the performance pool.

PMI intends to provide additional information regarding compensation awarded to the Named Executive Officers with respect to the year ended December 31, 2006 in its Proxy Statement for its 2007 Annual Meeting of Shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following document is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 1, effective February 21, 2007, to The PMI Group, Inc. Amended and Restated Equity Incentive Plan (Amended November 16, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Dated: February 27, 2007	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer

Dated: February 27, 2007	By:	/s/ Thomas H. Jeter
Thomas H. Jeter
Senior Vice President, CAO, Corporate Controller and Assistant Secretary